                                                                    EXHIBIT 10.4


                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT made as of this 21st day of August 1996, by and between Oratec Interventions, Inc., a California corporation (the "Company") and Hugh Sharkey ("Executive").

                                   RECITALS
                                   --------

     A.  The Executive is currently an employee of the Company; and

     B. The Company and Executive desire to enter into an agreement to set forth certain of the terms and conditions of Executive's employment as President and Chief Executive Officer of the Company and, after the hiring of a new President and Chief Executive Officer, as Executive Vice President of the Company;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Employment.  The Company shall employ Executive as President and Chief
          ----------
Executive Officer of the Company, and, after the hiring of a new President and Chief Executive Officer, as Executive Vice President of the Company.

     2.   Term of Agreement.  This Agreement shall be effective as of August 21,
          -----------------
1996 and shall have a term of two (2) years. This Agreement will be renewable for one (1) year periods after the expiration of the original term if mutually agreed in writing by Executive and the Company.

     3.   Duties; Compensation.
          --------------------

          (a)  Duties.  Subject to the authority of the Board of Directors (the
               ------
"Board") while Executive is President and Chief Executive Officer, and of the President and Chief Executive Officer once Executive becomes Executive Vice President, Executive shall have authority associated with such offices, and shall perform, on behalf of the Company, all duties and services as are customarily incident to such offices. Executive shall devote his full time, effort and attention during regular business hours to the business and affairs of the Company and shall perform his duties and services hereunder to the best of his ability. The Company acknowledges that Executive may in the future serve as a director, as a trustee or in a similar position with other corporations or entities. Any fees or other compensation received by Executive for service as a director, as a trustee or in a similar position with another corporation or entity shall be retained by Executive.

          (b)  Confidentiality.  On August 21, 1996, Executive executed the
               ---------------
Proprietary Information Agreement attached as Exhibit A hereto (the "Confidentiality Agreement"). Executive hereby represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or his employment by the Company.

     4.   Compensation. For the duties and services to be performed by Executive
          ------------
hereunder in his capacity as President and Chief Executive Officer of the Company, the Company shall pay Executive and Executive agrees to accept, the salary, stock options, bonuses and other benefits described below in this
Section 4.

          (a)  Salary.  Executive shall receive a monthly base salary of
               ------
$11,666.67, which is the equivalent of $140,000 per year, payable in bi-weekly installments (or at such other times as the other executive officers of the Company are paid). The base salary shall be reviewed annually by the Board or its Compensation Committee and any annual increases will be effective as of the date determined appropriate by the Board or its Compensation Committee.

          (b)  Bonuses. Executive shall be eligible for an annual bonus based on
               -------
achievement of performance objectives established and agreed to by Executive and the Board or its Compensation Committee.

          (c)  Employee Benefits. Executive shall be entitled to participate, to
               -----------------
the extent he is eligible under the terms and conditions thereof, in any hospitalization or medical insurance plans, 401(k) plans, deferred compensation plans, life insurance plans, vacation, retirement or other employee benefit plans which are generally available to executives of the Company or are available to senior executives or a select group of executives of the Company and which may be in effect from time to time during Executive's employment with the Company. The Company shall be under no obligation to institute or continue the existence of any employee benefit plan described herein and may from time to time amend, modify or terminate any such employee benefit plan. For purposes of the right to the continuation of medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Executive's employment shall not be deemed terminated until the expiration of the Company's obligation to make payments to Executive under Section 5 below.

          (d)  Car Allowance.  Executive shall be entitled to receive a car
               -------------
allowance payment of $500 per month.

          (e)  Reimbursement of Expenses. Executive shall be authorized to incur
               -------------------------
and shall be reimbursed by the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

     5.   Termination and Termination Payments.
          ------------------------------------

          (a)  Voluntary Termination.  Executive has the right to terminate his
               ---------------------
employment by the Company upon not less than one (1) month prior written notice to the Company. In the event of such election, Executive's employment shall terminate effective upon the date set forth in such notice. In such event, the Company shall pay Executive all compensation (including base salary but excluding bonus) due him to the date of termination.

          (b) Involuntary Termination Without Cause.  The Company shall have the
              -------------------------------------
right to terminate Executive's employment without Cause upon not less than one month prior written notice to Executive. If the Company shall terminate Executive's employment without Cause the Company shall (i) pay Executive all compensation (including the base salary and an amount equal to the most recent annual bonus, if any, paid to Executive) and benefits due him to the date of his termination and for a period of one (1) year following the date of such termination if such termination occurs during the first year of the term of this Agreement, and for a period of six (6) months if such termination occurs during the second year of the term of this Agreement or any renewal period; and (ii) accelerate the vesting of all restricted stock and stock options held by Executive such that the restricted stock and options shall be immediately vested or exercisable in full, as applicable, as of the date of termination. During such period, Executive shall continue to be entitled to participate in the Company's employee benefits plans or arrangements (as set forth in Section 4 above) on the same basis as if he were an employee.

          (c) Involuntary Termination With Cause.  The Company shall have the
              ----------------------------------
right to terminate Executive's employment with "Cause" upon three (3) days written notice to Executive. In such event, the Company shall pay Executive all compensation (including base salary but excluding bonus) due him to the date of his termination.

          (d) "Cause" Defined.  For the purposes of this Agreement, "Cause"
               --------------
shall mean (A) willful and repeated failure to comply with the lawful written directions of the Board while Executive is President and Chief Executive Officer, and of the President and Chief Executive Officer, once Executive becomes Executive Vice President, (B) gross negligence or willful misconduct in the performance of duties to the Company and/or it subsidiaries, (C) commission of any act of fraud with respect to the Company and/or its subsidiaries, or (D) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company and/or it subsidiaries, in each case as determined in good faith by the Board while Executive is President and Chief Executive Officer, and by the President and Chief Executive Officer once Executive becomes Executive Vice President. In each of the foregoing circumstances except (D), written notice shall be given to Executive specifying in reasonable detail the facts giving rise thereto and that continuation may be cause for termination unless such conduct is cured to the satisfaction of the Board while Executive is President and Chief Executive Officer, and of the President and Chief Executive Officer once Executive becomes Executive Vice President within five (5) business days of receipt of such notice by Executive.

     6.   Noncompetition Covenant.  During the period specified below, Executive
          -----------------------
hereby agrees that he shall not do any of the following without the prior written consent of the Board:

          (a) Compete.  Carry on anywhere in the United State any business or
              -------
activity (whether directly or indirectly, as a partner, shareholder, principal, agent, director, affiliate or consultant) which is directly competitive with the Business conducted by the Company. It is agreed that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation, ownership of no more than five percent of the outstanding voting stock of a privately held corporation or ownership of no more than ten percent of the limited partnership interests of a partnership shall not constitute a violation of this provision. As used herein, the

"Business" conducted by the Company shall consist of the ablation of neural and other tissues in and around the spine (to exclude the brain) and coagulation of collagenous musculo-skeletal structures.

          (b) Solicit Business.  Solicit or influence or attempt to influence
              ----------------
any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the Business of the Company.

          (c) Solicit Personnel.  Solicit or influence or attempt to influence
              -----------------
any person employed by the Company to terminate or otherwise cease his employment with the Company or become an employee of any competitor of the Company.

          (d) Termination.  The covenants set forth in this Section 6 shall be
              -----------
effective commencing as of the date hereof and shall continue for so long as cash payments are made to Executive under this Agreement.

     7.   Successors.  Any successor to the Company (whether direct or indirect
          ----------
and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Executive's rights hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     8.   Notice.  Notices and all other communications contemplated by this
          ------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by facsimile or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Executive shall be addressed to Executive at the address recorded in Executive's personnel file. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     9.   Miscellaneous Provisions.
          ------------------------

          (a) No Duty to Mitigate.  Employee shall not be required to mitigate
              -------------------
the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

          (b) Waiver.  No provision of this Agreement shall be modified, waived
              ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party or any breach of, or of compliance with, any condition or provision of this

Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) Whole Agreement.  No agreements, representations or understanding
              ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereto.

          (d) Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of California.

          (e) Severability.  If any term or provision of this Agreement or the
              ------------
application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such terms or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

          (f) Employment Taxes.  All payments made pursuant to this Agreement
              ----------------
will be subject to withholding of applicable income and employment taxes.

          (g) Assignment of Company.  The Company may assign its rights under
              ---------------------
this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs you.

          (h) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of this together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    ORATEC INTERVENTIONS, INC.

                                    By: /s/ Patrick Latterell
                                        ----------------------
                                    Title:


                                    HUGH SHARKEY, an individual

                                    /s/ Hugh Sharkey
                                    --------------------------
                                    Hugh Sharkey

                                   EXHIBIT A

                           CONFIDENTIALITY AGREEMENT

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "First Amendment") is
                                                         ---------------
entered into as of July 14, 1997 (the "Effective Date") between Oratec
                                       --------------
Interventions, Inc., a California corporation ("Oratec"), and Hugh Sharkey
                                                ------
("Executive").
  ---------

                                   RECITALS
                                   --------

     A. The Company and Executive entered into an Employment Agreement dated as of August 21, 1996 (the "Agreement").
                         ---------

     B. On the Effective Date, the Company hired a new President and Chief Executive Officer, as contemplated in the Agreement, and Executive resigned from such positions.

     C. The Compensation Committee of the Board of Directors has approved certain amendments to the Agreement, and the parties wish to amend the Agreement in accordance therewith. Terms used herein but not defined herein shall have the same meanings ascribed to them in the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

     1.  Employment.  Executive hereby resigns as President and Chief Executive
         ----------
Officer of the Company. The Company shall employ Executive as Executive Vice President and Chief Technical Officer of the Company.

     2.  Duties.  Subject to the authority of the Board, Executive shall have
         ------
the authority associated with the offices of Executive Vice President and Chief Technical Officer, and shall perform, on behalf of the Company, all duties and services as are customarily incident to such offices. Among other things, Executive is expected to participate in business development and fund raising, including participation in "working group" meetings associated with an initial public offering of the Company's securities. In addition, Executive may continue to attend a reasonable number of business conferences, seminars, meetings of professional societies to the extent such activities contribute to the performance of Executive's duties.

     3.  Bonus.  The Company shall pay Executive, within seven (7) days of the
         -----
closing of the Company's Series D financing, the amount of $70,000, representing a 25% annual bonus of Executive's base salary of $11,666.67 per month for Executive's two (2) years of service as the Company's President and Chief Executive Officer. In addition, within a reasonable period of time following the Effective Date, the Company shall institute a performance bonus plan for Executive based upon milestones determined by the President of the Company.

     4.  Common Stock.  Executive shall be entitled to keep 5,000 shares of the
         ------------
Company's Common Stock currently registered in Executive's name on certificate CS-81 which Executive repurchased from Ron Lax on October 25, 1995.

     5.  Acceleration of Vesting.  In the event of a Change of Control, (a)
         -----------------------
Executive's option for 40,000 shares of Common Stock granted on April 25, 1996 will be deemed to be 100% vested, and (b) the Company's repurchase option with respect to (i) 150,000 shares of Common Stock held in the name of Smith Barney Shearson as IRA Custodian FBO Hugh Sharkey IRA Account #595-62497-1-7-019 and
(ii) 444,000 shares of Common Stock held in the name of Sharkey-Daly Family Trust U/D/T dated 9-23-96, will lapse in its entirety, in each case as of the date of consummation of such Merger. For purposes of the Agreement, a "Change
                                                                        ------
of Control" shall mean the occurrence of any of the following events: (i) an
----------
acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a "Merger"), so long as in either case (x) the Company's shareholders of record immediately prior to such Merger will, immediately after such Merger, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity, or (y) the Company's shareholders of record immediately prior to such Merger will, immediately after such Merger, hold less than sixty percent (60%) of the voting power of the surviving or acquiring entity and a majority of the members of the Board of Directors of the surviving or acquiring entity immediately after such Merger were not members of the Board of Directors of the Company immediately prior to such Merger.

     6. Except as expressly amended by this First Amendment, the Agreement shall remain in full force and effect, and the terms of the Agreement are incorporated herein and made a part hereof.

     The parties have executed this First Amendment to Employment Agreement, effective as of the Effective Date.



ORATEC INTERVENTIONS, INC.                        HUGH SHARKEY, An individual


By: /s/ Kenneth Anstey                            /s/ Hugh Sharkey
    -----------------------------                 -----------------------------
Kenneth Anstey, President and CEO                 Hugh Sharkey